Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

Registration Number	Description of Registration Statement	Filing Date

333-53879	Directors’ Deferred Compensation Plan — Form S-8	May 29, 1998

333-60210	Goodrich Corporation Stock Option Plan — Form S-8	May 4, 2001

333-107866	Goodrich Corporation Employees’ Savings Plan — Form S-8	August 12, 2003

333-107867	Goodrich Corporation Wage Employees’ Savings Plan — Form S-8	August 12, 2003

333-107868	Goodrich Corporation Savings Plan for Rohr Employees — Form S-8	August 12, 2003

333-109247	Goodrich Corporation Directors’ Deferred Compensation Plan — Form S-8	September 29, 2003

333-123721	Goodrich Corporation Outside Director Deferral Plan — Form S-8	March 31, 2005

333-151477	Goodrich Corporation Amended and Restated 2001 Equity Compensation Plan — Form S-8	June 6, 2008

333-151478	Goodrich Corporation 2008 Global Employee Stock Purchase Plan — Form S-8	June 6, 2008

333-173643	Goodrich Corporation 2011 Equity Compensation Plan — Form S-8	April 21, 2011

333-177542	Goodrich Corporation Debt Securities, Series Preferred Stock, Common Stock, Stock Purchase Contracts, Stock Purchase Units — Form S-3	October 27, 2011

of our reports dated February 23, 2012, with respect to the consolidated financial statements of Goodrich Corporation and to the effectiveness of internal control over financial reporting of Goodrich Corporation included in this Annual Report (Form 10-K) for the year ended December 31, 2011.

/s/ Ernst & Young LLP

February 23, 2012